FORM 8-A

                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20519

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OF THE
                  SECURITIES AND EXCHANGE ACT OF 1934

                                  AND

                   LISTING OF SUCH SECURITIES ON THE
                     NEW YORK STOCK EXCHANGE, INC.

                        THE WALT DISNEY COMPANY
          (Exact names of Registrant as specified in charter)

          Delaware                       95-4545390
          --------                       ----------
(State of Incorporation)    (I.R.S. employer identification no.)


     500 S. Buena Vista Street, Burbank, CA          91521
     --------------------------------------          -----
         (Address of principal offices)           (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Act")

    Title of each class               Name of Exchange on which
    To be so registered              each class to be registered

     7.30% Global Notes                New York Stock Exchange
    due February 8, 2005


     This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A. (c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 13 or Section 15(d) of the Act.

     The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

     Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

     All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

     Registrant   The Walt Disney Company
                  -----------------------

     Date         February 15, 2000
                  -----------------------

     By           /s/ David K. Thompson
                  -----------------------


                        Listing Application to
                     New York Stock Exchange, Inc.
                               (25468P)

     The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of The Walt Disney Company and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:


     By: ___________________
         Janice O'Neill
         Vice President
         Listing Operations